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                                                                     EXHIBIT 4.3

                            THE ALLSTATE CORPORATION

                         FIRST SUPPLEMENTAL INDENTURE TO
                        INDENTURE DATED DECEMBER 16, 1997
                            (SENIOR DEBT SECURITIES)

                                  $250,000,000

                 7 1/8 % Senior Quarterly Interest Bonds due 2097

                  FIRST SUPPLEMENTAL INDENTURE, dated as of December 16, 1997, between THE ALLSTATE CORPORATION, a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as Trustee (the "Trustee").

                                    RECITALS

                  The Company has heretofore executed and delivered to the Trustee an Indenture for Senior Debt Securities, dated as of December 16, 1997 (the "Indenture"), providing for the issuance from time to time of series of the Company's Securities.

                  Section 301 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

                  Section 901(7) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Indenture.

                  NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE
WITNESSETH:

                  For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of such series, as follows:




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                                    ARTICLE I

                       Relation to Indenture; Definitions

              Section 1.1. Relation to Indenture. This First Supplemental Indenture constitutes an integral part of the Indenture.

              Section 1.2. Definitions. For all purposes of this First Supplemental Indenture:

              (a) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

              (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this First Supplemental Indenture; and

              (c) The terms "herein", "hereof", "hereunder" and other words of similar import refer to this First Supplemental Indenture.


                                   ARTICLE II

                            The Series of Securities

              Section 2.1. Title of the Securities. There shall be a series of Securities designated the "71/8 % Senior Quarterly Interest Bonds due 2097" (the "Bonds").

              Section 2.2. Limitation on Aggregate Principal Amount; Date of Bonds. The aggregate principal amount of the Bonds which may be authenticated and delivered under this Supplemental Indenture shall be limited to $250,000,000 (except for Bonds which may be authenticated and delivered upon transfer of, or in exchange for, or in lieu of Bonds pursuant to the Indenture).

              Section 2.3. Principal Payment Date.

                   (a) The principal amount of the Bonds (together with any accrued and unpaid interest) shall be payable in a single installment on December 15, 2097, which date shall be the Stated Maturity of the principal amount of the Bonds.

                   (b) Notwithstanding the foregoing, upon the occurrence of a Tax Event, as defined below, the Company shall have the right to shorten the maturity of the Bonds to the extent required, in the opinion of a nationally recognized independent tax counsel experienced in such matters, so that, after such shortening of the maturity, interest paid on


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         the Bonds shall be deductible by the Company for United States federal income tax purposes.

                   (c) If the maturity of the Bonds is shortened upon the occurrence of a Tax Event, the Company shall mail a notice to each Holder of the Bonds by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the Bonds, which date thereafter shall be the Stated Maturity of the principal amount of the Bonds. Such notice shall be effective immediately upon mailing.

                   (d) "Tax Event" means that the Company has received an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that on or after the date of the issuance of the Bonds, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in laws, or any regulations thereunder, of the United States; (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"); or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, on or after the date of the issuance of the Bonds, there is more an than insubstantial risk that interest paid by the Company on the Bonds is not, or will not be deductible, in whole or in part, by the Company for purposes of federal income tax.

                  Section 2.4. Interest and Interest Rates. The rate of interest on each Bond shall be 71/8 % per annum, accruing from December 19, 1997, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year commencing March 15, 1998 until the principal thereof shall have become due and payable, and until the principal hereof is paid or duly provided for or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on any Bond is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). A "Business Day" shall mean any day, other than a Saturday or Sunday, on which banks in the City of New York are not required by law to close. The interest installment so payable in respect of any Bond, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name such Bond (or one or more Predecessor Securities) is registered at the close of business on the 15th calendar day prior to such Interest Payment Date (a "Regular Record Date"). Any such interest installment not punctually paid or duly provided for in respect of any Bond shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either


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be paid to the Person in whose name such Bond (or one or more Predecessor
Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holders of Bonds not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  Section 2.5. Place of Payment. The Place of Payment where the Bonds may be presented or surrendered for payment, where the Bonds may be surrendered for registration of transfer or exchange and where notices and demand to or upon the Company in respect of the Bonds and the Indenture may be served shall be the Corporate Trust Office of the Trustee.

                  Section 2.6. Redemption. On or after December 19, 2002, the Company may at any time, at its option, subject to the terms and conditions of Article Eleven of the Indenture, redeem the Bonds in whole or in part, from time to time, at 100% of the principal amount to be redeemed, plus accrued and unpaid interest to the Redemption Date.

                  Section 2.7. Denomination. The Bonds shall be issuable in book-entry form only and in denominations of $25 and integral multiples thereof.

                  Section 2.8. Currency. Principal and interest on the Bonds shall be payable in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.

                  Section 2.9. Form of Bonds. The Bonds shall be substantially in the form attached as Exhibit A hereto.

                  Section 2.10. Securities Registrar and Paying Agent. The Trustee shall serve initially as Securities Registrar and Paying Agent.

                  Section 2.11. Sinking Fund Obligations. The Company has no obligation to redeem or purchase any Bonds pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

                  Section 2.12 Defeasance and Covenant Defeasance. Pursuant to
Section 1301 of the Indenture, the Company hereby designates the Bonds as defeasible pursuant to Section 1302 (relating to defeasance and discharge) and
Section 1303 (relating to covenant defeasance) of the Indenture.

                  Section 2.13 Immediately Available Funds. All payments of principal and interest on the Bonds shall be made in immediately available funds.



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                                   ARTICLE III

                                    Expenses

                  Section 3.1. Payment of Expenses. In connection with the offering, sale and issuance of the Bonds, the Company, in its capacity as borrower with respect to the Bonds, shall pay all costs and expenses relating to the offering, sale and issuance of the Bonds, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation and expenses of the Trustee under the Indenture in accordance with the provisions of
Section 607 of the Indenture.

                  Section 3.2. Payment Upon Resignation or Removal. Upon termination of this First Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation.



                                   ARTICLE IV

                            Miscellaneous Provisions

                  Section 4.1. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

                  Section 4.2. Adoption, Ratification and Confirmation. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

                  Section 4.3. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  Section 4.4. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH BOND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.




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                  IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                            THE ALLSTATE CORPORATION


                                            By:  /s/  James P. Zils
                                                 -----------------------------
                                            Name:   James P. Zils
                                            Title:  Treasurer


ATTEST:


By:  /s/ Robert W. Pike
    -------------------------
Name:  Robert W. Pike
Title: Vice President, Secretary
           and General Counsel


                                            STATE STREET BANK AND TRUST
                                            COMPANY, as Trustee



                                            By:  /s/ James Mogavero
                                                -------------------------------
                                            Name:   James Mogavero
                                            Title:  Vice President




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                                                                       EXHIBIT A
                           (FORM OF FACE OF SECURITY)

                  This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

                  Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Certificate No.                                                   $_____________
                                                            CUSIP No.  _________



                            THE ALLSTATE CORPORATION

                 7 1/8 % Senior Quarterly Interest Bonds due 2097

                  THE ALLSTATE CORPORATION, a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of ____________ ($__________) on December 15, 2097. The Company further promises to pay interest on said principal sum outstanding from December 19, 1997, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly in arrears on March 15, June 15, September 15 and December 15 of each year commencing March 15, 1998, at the rate of 71/8 % per annum, until the principal hereof shall have become due and payable and, until the principal hereof is paid or duly provided for or made available for payment. If, however, a Tax Event (as defined below) occurs, the Company shall have the right to shorten the maturity of this Security as provided below. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of the number of actual days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any


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interest or other payment in respect of any such delay). A "Business Day" shall mean any day, other than a Saturday or Sunday, on which the banks in the City of New York are not required by law to close. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 15th calendar day prior to such Interest Payment Date (a "Regular Record Date"). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  The principal of (and premium, if any) and the interest on this Security shall be payable at the office or agency of the Company maintained for that purpose in the United States in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Security is The Depository Trust Company (or its nominee, including, without limitation, Cede & Co.), the payment of the principal of (and premium, if any) and interest on this Security will be made at such place and to such account as may be designated by The Depository Trust Company (or its nominee, including, without limitation, Cede & Co.). All payments of principal and interest hereunder shall be made in immediately available funds.

                  Reference is hereby made to the further provisions of this Security set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid for any purpose.


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                  IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                             THE ALLSTATE CORPORATION



                                             By:
                                                -------------------------------
                                             Name:
                                             Title:



Attest:



By:
   -----------------------------
   Name:
   Title:


                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

STATE STREET BANK AND TRUST COMPANY,
as Trustee



By:
   -----------------------------------------
           Authorized Signatory



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                          (FORM OF REVERSE OF SECURITY)

         This Security is one of a duly authorized issue of a series of Securities of the Company, designated as its 7 1/8 % Senior Quarterly Interest Bonds due 2097, issued under and pursuant to an Indenture, dated as of December 16, 1997 between the Company and State Street Bank and Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture, dated as of December 16, 1997, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of this Security and the other Securities of this series, and of the terms upon which this Security and the other Securities of this series are, and are to be, authenticated and delivered.

                  All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  On or after December 19, 2002, the Company may at any time, at its option, subject to the terms and conditions of Article Eleven of the Indenture, redeem this Security in whole or in part at any time or in part from time to time, at 100% of the principal amount to be redeemed, plus accrued and unpaid interest to the Redemption Date.

                  In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                   Upon the occurrence of a Tax Event, as defined below, the Company shall have the right to shorten the maturity of this Security to the extent required, in the opinion of a nationally recognized independent tax counsel experienced in such matters, so that, after such shortening of the maturity, interest paid on this Security shall be deductible by the Company for United States federal income tax purposes.

                  If the maturity of this Security is shortened upon the occurrence of a Tax Event, the Company shall mail a notice to each Holder of this Security by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of this Security, which date thereafter shall be the Stated Maturity of the principal amount hereof. Such notice shall be effective immediately upon mailing.



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                  "Tax Event" shall mean that the Company has received an
opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that on or after the date of the issuance of this Security, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in laws, or any regulations thereunder, of the United States; (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"); or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, on or after the date of the issuance of this Security, there is more than an insubstantial risk that interest paid by the Company on this Security is not, or will not be deductible, in whole or in part, by the Company for purposes of federal income tax.

                  The Indenture contains provisions for satisfaction, discharge and defeasance at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture. Pursuant to Section 1301 of the Indenture, the Company has designated this Security as being defeasible pursuant to Section 1302 and Section 1303 of the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of each series at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture (other than Section 1302 and Section 1303 of the Indenture) shall alter or impair the obligation of the Company to pay the principal and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 1002 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer, in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder hereof or his or her


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